Exhibit 99.1
Nextpower Reports Q4 and Fiscal Year 2026 Financial Results
Achieves Record FY26 Revenue and Earnings
Raises FY27 Financial Outlook on Strong Execution and Bookings
FREMONT, Calif. May 12, 2026 – Nextpower™ (Nasdaq: NXT), a leading provider of intelligent power generation systems for solar power plants, today announced financial results for the fourth quarter and full year for fiscal year 2026, ended March 31, 2026.
Financial Summary
(In millions, except per share)

	Q4 FY26	Q3 FY26	Q4 FY25
Revenue	$881	$909	$924
GAAP Gross Profit	$297	$288	$306
GAAP Gross Margin	33.8%	31.7%	33.1%
GAAP Net Income	$151	$131	$158
GAAP Net Income Margin	17.1%	14.4%	17.1%
GAAP Diluted EPS	$0.97	$0.85	$1.05

Adjusted Gross Profit	$304	$295	$309
Adjusted Gross Margin	34.5%	32.4%	33.4%
Adjusted EBITDA	$202	$214	$242
Adjusted EBITDA Margin	22.9%	23.5%	26.2%
Adjusted Net Income	$162	$170	$193
Adjusted Diluted EPS	$1.05	$1.10	$1.29
Q4 FY26, Q3 FY26, and Q4 FY25 results include approximately $47 million, $53 million, and $67 million, respectively, of IRA 45X advanced manufacturing tax credit vendor rebates and tariffs, net.

Please refer to Nextpower’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for more information on schedules III, IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures. Additional information can be found on the Investor Relations section of our website.

Business Highlights
Market and Sales Momentum
•Achieved record fiscal year revenue of $3.56 billion, an increase of 20% YoY, and increased backlog to a record level of over $5.25 billion
•Surpassed 160 GW of cumulative tracker shipments globally
•Increased bookings for new products and bundled solutions in Q4:
◦Increased adoption for foundations, electrical balance of systems (eBOS), and robotics quarter over quarter
◦Achieved record eBOS quarterly bookings, including bookings of over 100 MW of our new NX PowerMerge™ trunk bus connector
◦Achieved record quarterly and annual TrueCapture™ revenue
◦Booked the first bundled VCA project incorporating robotics

◦Exceeded 50 GW of cumulative sales of NX Horizon-XTR™ terrain following trackers
•Entered into a multi-year gigawatt-scale steel frame supply agreement with Jinko Solar (U.S.) Industries Inc. for U.S.-manufactured steel module frames
•Surpassed 25 GW of tracker systems sales to date in each of Latam and MEIAT regions

Products and Innovation
•Announced agreement to acquire key power conversion product lines and IP with a planned U.S. manufacturing footprint, subject to foreign direct investment (FDI) approval by the Spanish government
•NX PowerMerge, a next-generation DC power component designed to streamline eBOS installation and boost long-term reliability, currently in final stages of UL qualification testing
•Released Gen 3 of Nextpower’s SPC smart tracker controller and NCU weather station, providing enhanced cybersecurity
•Piloted NX One™, a unified software platform that connects and contextualizes data from across the plant lifecycle into a single system
•Introduced NX Anchor™ foundation technology, which, together with NX Earth Truss™, enables market leading NX Horizon® tracker to be installed across all soil conditions, now deployed at multi-gigawatt scale

“Fiscal 2026 marked a defining inflection point for Nextpower as we accelerated our evolution from the solar tracker leader over the last decade to an integrated utility-scale energy technology platform,” said Dan Shugar, founder and CEO of Nextpower. “Our core tracker business remains very strong, supported by one of the highest booking quarters in our history and expanding market leadership. We are now seeing clear, measurable traction around our platform strategy, reflected in rising adoption across eBOS, foundations, and robotics solutions, early success in bundled deployments, and growing demand for new products such as NX PowerMerge.”

Continued Shugar, “We announced this morning an agreement to acquire key power conversion product lines. When completed, we expect this transaction to help accelerate time to market and expand our power conversion product portfolio, enhance our domain expertise in our core solar business, and facilitate entry into the battery storage and data center verticals.”

“We delivered strong financial performance in fiscal 2026, with 20% revenue growth, solid profitability, and meaningful cash generation, reflecting the strength of our operating model,” said Chuck Boynton, CFO of Nextpower. “During the year, we further strengthened our financial position, achieving an investment grade credit rating while continuing to invest in strategic growth initiatives aligned with our platform expansion.”

Continued Boynton, “Supported by our growing backlog and strong bookings momentum, we are raising our fiscal 2027 outlook and remain focused on disciplined capital allocation, investing in a balance of organic growth and strategic acquisitions, returning capital to shareholders, while maintaining a strong balance sheet and delivering consistent, long-term shareholder value.”

FY2027 Annual Outlook

	Updated Outlook	Previous Outlook
Revenue	$3.8 to $4.1 billion	$3.6 to $3.8 billion
GAAP Net Income	$501 to $559 million
GAAP Diluted EPS	$3.19 to $3.56
Adjusted EBITDA	$825 to $900 million	$800 to $900 million
Adjusted Diluted EPS	$4.21 to $4.59
Updated outlook includes planned incremental costs of approximately $50 million related to the acceleration of our entry into the power conversion market.
Adjusted EBITDA range of $825 million to $900 million excludes approximately $195 million for stock-based compensation, net intangible amortization, and acquisition related costs.
Adjusted Diluted EPS range of $4.21 to $4.59 excludes approximately $1.02 for stock-based compensation, net intangible amortization, and acquisition related costs, net of impacts for tax.

Q4 FY2026 Earnings Call
May 12, 2026
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextpower.com

We encourage you to review our Q4 FY26 Shareholder Letter, which, along with this press release, is available on the Nextpower Investor Relations website and includes important information for Nextpower shareholders that supplements and expands on the information in this press release.

The webcast replay will be available on the Nextpower Investor Relations website following the conclusion of the event.

About Nextpower
Nextpower™ (Nasdaq: NXT) designs, engineers, and delivers an advanced energy technology platform for solar power plants, innovating across structural, electrical, and digital domains. Our integrated solutions are designed to streamline project execution, increase energy yield and long-term reliability, and enhance customer ROI. Building on over a decade of technology and market leadership, the company delivers intelligent power generation systems and services to meet rapidly expanding global electricity demand. Nextpower partners with the world’s leading energy companies to power what’s next. Learn more at www.nextpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements relating to the trends for energy demand and future solar adoption, the demand for our products (including our foundations, eBOS, NX PowerMerge and robotics solutions, our other products and our bundled solutions), the ability to grow our core tracker business, the benefits from our steel frame supply agreement, our bookings and backlog, including our ability to convert our backlog into revenue, our competitiveness and global market share, benefits of the proposed acquisition of power conversion assets and other recent acquisitions (including the benefits our customers may realize as a result of integrating these businesses and assets into Nextpower’s), the benefits of UL certification for NX PowerMerge, the impacts to our business caused by the U.S. policy environment, and statements regarding our outlook for fiscal year 2027 and other periods. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including but not limited to: our strategies, mission, plans, objectives and goals; failure to receive FDI approval from the Spanish government for the planned acquisition of power conversion assets; the market demand for our products, solutions and services and our ability to deliver them to customers; projections regarding the U.S. and global demand for electricity and solar power; our competitiveness and global market share; macro-economic trends; growth opportunities and plans for future operations; changing business conditions in our industry and markets overall; legislative, regulatory and economic developments; and our ability to maintain our investment grade credit rating. These forward-looking statements are based on various assumptions and on the current expectations of Nextpower’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextpower’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextpower has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextpower is not aware of or that Nextpower currently believes are immaterial that could also cause actual results to differ from these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextpower assumes no obligation to update these forward-looking statements.

Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules III, IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextpower.com.

Channels for Disclosure of Information
Nextpower intends to announce material information to the public through the Nextpower Investor Relations website investors.nextpower.com, SEC filings, press releases, public conference calls, and public webcasts. Nextpower uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextpower encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Investor Contact:
Sarah Lee
Investor@nextpower.com
Media Contact:
Brandy Lee
Media@nextpower.com

Schedule I
Nextpower Inc.
Unaudited condensed consolidated statements of operations
(In thousands, except per share data)

	Three-month periods ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenue	$880,517	$909,352	$924,342
Cost of sales	583,140	621,220	618,655
Gross profit	297,377	288,132	305,687
Selling, general and administrative expenses	100,625	82,733	86,794
Research and development	43,166	29,294	23,586
Operating income	153,586	176,105	195,307
Interest expense	338	339	2,353
Other income, net	(6,387)	(4,733)	(5,708)
Income before income taxes	159,635	180,499	198,662
Provision for income taxes	9,032	49,263	40,848
Net income	150,603	131,236	157,814
Less: Net income attributable to non-controlling interests	—	—	1,020
Net income attributable to Nextpower Inc.	$150,603	$131,236	$156,794

Earnings per share attributable to Nextpower Inc. common stockholders
Basic	$1.01	$0.88	$1.08
Diluted	$0.97	$0.85	$1.05
Weighted-average shares used in computing per share amounts:
Basic	148,496	148,414	144,888
Diluted	154,664	153,921	149,740

Nextpower Inc.
Unaudited condensed consolidated statements of operations (continued)
(In thousands, except per share data)

	Twelve-month periods ended
	March 31, 2026	March 31, 2025
Revenue	$3,559,390	$2,959,197
Cost of sales	2,399,295	1,950,372
Gross profit	1,160,095	1,008,825
Selling, general and administrative expenses	341,920	290,321
Research and development	120,909	79,392
Operating income	697,266	639,112
Interest expense	2,623	13,096
Other income, net	(19,183)	(22,000)
Income before income taxes	713,826	648,016
Provision for income taxes	127,943	130,770
Net income and comprehensive income	585,883	517,246
Less: Net income attributable to non-controlling interests	—	8,078
Net income attributable to Nextpower Inc.	$585,883	$509,168

Earnings per share attributable to Nextpower Inc. common stockholders
Basic	$3.96	$3.55
Diluted	$3.84	$3.47
Weighted-average shares used in computing per share amounts:
Basic	147,976	143,539
Diluted	152,710	149,276

Schedule II
Nextpower Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of March 31, 2026	As of March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,094,976	$766,103
Accounts receivable, net of allowance of $2,078 and $1,472, respectively	417,043	472,462
Contract assets	533,257	405,890
Inventories	262,276	209,432
Section 45X credit receivable	352,598	215,616
Other current assets	186,406	88,483
Total current assets	2,846,556	2,157,986
Property and equipment, net	78,356	60,395
Goodwill	488,950	371,018
Other intangible assets, net	78,046	53,241
Deferred tax assets	511,815	498,778
Other assets	69,489	51,098
Total assets	$4,073,212	$3,192,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$533,490	$585,299
Accrued expenses	130,133	97,000
Deferred revenue	307,492	247,127
Other current liabilities	192,747	104,086
Total current liabilities	1,163,862	1,033,512
Tax receivable agreement (TRA) liability	372,659	394,879
Long-term deferred revenue	102,493	96,635
Other liabilities	99,801	39,360
Total liabilities	1,738,815	1,564,386
Total stockholders’ equity	2,334,397	1,628,130
Total liabilities and stockholders’ equity	$4,073,212	$3,192,516

Schedule III
Nextpower Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Twelve-month periods ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$585,883	$517,246
Depreciation and amortization of intangible assets	30,602	13,407
Changes in working capital and other, net	(58,039)	125,141
Net cash provided by operating activities	558,446	655,794
Cash flows from investing activities:
Payment for business acquisitions, net of cash acquired	(117,162)	(144,675)
Purchases of property and equipment	(44,812)	(33,921)
Purchase of equity method investment	(12,177)	—
Other investing activities	(8,262)	(7,500)
Net cash used in investing activities	(182,413)	(186,096)
Cash flows from financing activities:
Repayment of bank borrowings	—	(150,000)
Payment of revolver issuance costs	(1,993)	(6,017)
TRA payment	(27,427)	(15,520)
Distribution to former non-controlling interest holder	(3,010)	(6,112)
Payment of acquisition deferred purchase price	(14,335)	—
Repurchase of common stock	(395)	—
Net cash used in financing activities	(47,160)	(177,649)
Net increase in cash and cash equivalents	328,873	292,049
Cash and cash equivalents beginning of period	766,103	474,054
Cash and cash equivalents end of period	$1,094,976	$766,103

	Twelve-month periods ended
Adjusted free cash flow	March 31, 2026	March 31, 2025
Net cash provided by operating activities	$558,446	$655,794
Purchases of property and equipment	(44,812)	(33,921)
Adjusted free cash flow	$513,634	$621,873

Schedule IV
Nextpower Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(In thousands, except percentages and per share data)

	Three-month periods ended
	March 31, 2026		December 31, 2025		March 31, 2025
GAAP gross profit & margin	$297,377	33.8%	$288,132	31.7%	$305,687	33.1%
Stock-based compensation expense	4,530		4,851		2,582
Intangible amortization	1,958		1,976		880
Adjusted gross profit & margin	$303,865	34.5%	$294,959	32.4%	$309,149	33.4%

GAAP operating income & margin	$153,586	17.4%	$176,105	19.4%	$195,307	21.1%
Stock-based compensation expense	32,480		33,855		40,114
Intangible amortization	3,718		3,272		1,780
Acquisition related costs	6,276		398		643
Adjusted operating income & margin	$196,060	22.3%	$213,630	23.5%	$237,844	25.7%

GAAP net income & margin	$150,603	17.1%	$131,236	14.4%	$157,814	17.1%
Stock-based compensation expense	32,480		33,855		40,114
Intangible amortization	3,718		3,272		1,780
Adjustment for taxes	(32,719)		857		(6,980)
Acquisition related costs	6,276		398		643
Other	1,385		—		—
Adjusted net income & margin	$161,743	18.4%	$169,618	18.7%	$193,371	20.9%

GAAP net income & margin	$150,603	17.1%	$131,236	14.4%	$157,814	17.1%
Interest, net	(8,679)		(9,565)		(6,544)
Provision for income taxes	9,032		49,263		40,848
Depreciation expense	5,298		5,164		3,328
Intangible amortization	3,718		3,272		1,780
Stock-based compensation expense	32,480		33,855		40,114
Acquisition related costs	6,276		398		643
Other tax related loss, net	1,254		—		4,514
Other	1,817		—		—
Adjusted EBITDA & margin	$201,799	22.9%	$213,623	23.5%	$242,497	26.2%

Diluted earnings per share
GAAP diluted earnings per share	$0.97		$0.85		$1.05
Earnings per share attributable to Non-GAAP adjustments	0.08		0.25		0.24
Adjusted diluted earnings per share	$1.05		$1.10		$1.29

Diluted shares used in computing per share amounts	154,664		153,921		149,740

Nextpower Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(In thousands, except percentages and per share data)

	Twelve-month periods ended
	March 31, 2026		March 31, 2025
GAAP gross profit & margin	$1,160,095	32.6%	$1,008,825	34.1%
Stock-based compensation expense	16,696		11,927
Intangible amortization	6,742		2,744
Adjusted gross profit & margin	$1,183,533	33.3%	$1,023,496	34.6%

GAAP operating income & margin	$697,266	19.6%	$639,112	21.6%
Stock-based compensation expense	120,298		118,880
Intangible amortization	11,967		5,523
Acquisition related costs	10,330		5,338
Adjusted operating income & margin	$839,861	23.6%	$768,853	26.0%

GAAP net income & margin	$585,883	16.5%	$517,246	17.5%
Stock-based compensation expense	120,298		118,880
Intangible amortization	11,967		5,523
Adjustment for taxes	(42,411)		(16,348)
Acquisition related costs	10,330		5,338
Other	1,385		—
Adjusted net income & margin	$687,452	19.3%	$630,639	21.3%

GAAP net income & margin	$585,883	16.5%	$517,246	17.5%
Interest, net	(29,526)		(9,246)
Debt extinguishment cost	5,121		—
Provision for income taxes	127,943		130,770
Depreciation expense	18,635		7,884
Intangible amortization	11,967		5,523
Stock-based compensation expense	120,298		118,880
Acquisition related costs	10,330		5,338
Other tax related loss, net	1,254		101
Other	1,817		—
Adjusted EBITDA & margin	$853,722	24.0%	$776,496	26.2%

Diluted earnings per share
GAAP diluted earnings per share	$3.84		$3.47
Earnings per share attributable to Non-GAAP adjustments	0.66		0.75
Adjusted diluted earnings per share	$4.50		$4.22

Diluted shares used in computing per share amounts	152,710		149,276

See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextpower Inc.
Notes

To supplement Nextpower’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextpower’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextpower’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Acquisition costs consist primarily of nonrecurring transaction costs, including integration and diligence activities on new and potential business acquisitions.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.
Debt extinguishment cost consists of nonrecurring costs for the termination of our prior credit agreement related to the revolver credit facilities originally entered into on February 13, 2023.
Other includes an immaterial amount of non-cash equity in loss for the Nextpower Arabia joint venture which is accounted for under the equity method investment accounting.